THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT TO RULE 901(d) OF REGULATION S-T
--------------------------------------------------------------------------------




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                  ----------------------------------------------

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                February 29, 1996
                                -----------------
                                 Date of Report


                            BAXTER INTERNATIONAL INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


         1-4448                                             36-0781620
-----------------------------                   --------------------------------
(Commission file number)                     (IRS Employer Identification No.)


One Baxter Parkway, Deerfield, Illinois                       60015
---------------------------------------                       -----
(Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code:  (708) 948-2000






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                               (Page 1 of 7 pages)

Item 5.   Other Events.

     On February 22, 1996, the Registrant issued a press release; the text of which is attached hereto.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        BAXTER INTERNATIONAL INC.
                                        ----------------------------
                                               (Registrant)



                                        By: /s/ A. Gerard Sieck
                                            -------------------------
                                              A. Gerard Sieck
                                              Secretary


Date:  February 22, 1996

FOR IMMEDIATE RELEASE:

MEDIA RELATIONS CONTACTS:     Jill Carter, (847) 948-4555
                              Mary Thomas, (847) 948-2815
INVESTOR RELATIONS CONTACTS:  Jessica Fisher, (847) 948-4639
                              Neville Jeharajah, (847) 948-2875
                              Mike Pascale
                              Abernathy MacGregor Scanlon, (212) 371-5999



                   BAXTER WITHDRAWS OFFER FOR GRACE'S NMC UNIT

     DEERFIELD, Ill., February 22, 1996 -- Baxter International Inc. (NYSE:BAX) announced today that it has withdrawn its offer to purchase the National Medical Care, Inc. (NMC) unit of W.R. Grace & Co. (NYSE:GRA) in a transaction that would have been valued at $3.8 billion. Grace has announced plans to merge NMC with a unit of Fresenius AG.

     In a letter delivered today to Albert J. Costello, chairman, president and chief executive officer of Grace, Vernon R. Loucks Jr., chairman and chief executive officer of Baxter, said, "We have made a fair offer for NMC, which is substantially more favorable to the Grace shareholders than the Fresenius proposal. We will not increase our offer. Since Grace management continues to refuse to discuss our proposal and has determined to go forward with the Fresenius transaction, we hereby withdraw our proposal of January 31, 1996."

     Baxter International, through its subsidiaries, is the leading manufacturer and marketer of health-care products and services to health-care providers in nearly 100 countries. The company concentrates research-and-development programs in biotechnology, cardiovascular medicine, renal therapy and related medical fields.

                                      # # #


NOTE:  A copy of letter sent to Albert Costello from Vernon Loucks is attached.

                                 February 22, 1996



          Mr. Albert J. Costello
          Chairman, President and Chief Executive Officer
          W.R. Grace & Co.
          One Town Center Road
          Boca Raton, Florida  33486-1010

          Dear Al:

          In my letter of January 31, 1996, I set forth a proposal for the acquisition of National Medical Care, Inc. and its related businesses ("NMC"). Our Board of Directors recently met and reviewed the status of that proposal and your proposed transaction with Fresenius AG.

          We firmly believe that our proposal is clearly more favorable to Grace shareholders than the Fresenius transaction. I can't understand why you and your management have not reached the same conclusion.

          Baxter's stock component of $1.8 billion exceeds by more than $500 million the value of the American Depository Receipts ("ADRs") to be issued by Fresenius Medical Care AG ("FMC") and the contingent Grace preferred stock included in the Fresenius transaction.

          We and our financial advisors believe that the ADRs offered to the Grace shareholders will trade at less than 20 times projected 1996 earnings of $145 million - no more than $1.3 billion in total, even if FMC achieves what appears to be rather aggressive projections of future earnings. We also believe that the ADRs will trade at a discount to market comparables when the market considers that:


          - The ADRs represent a minority interest in a German company controlled by three German shareholders

          Mr. Albert J. Costello
          February 22, 1996
          Page 2




          - Liquidity of the ADRs may be impaired by their minority float and the lack of any trading history

          -    FMC will have at least $2.5 billion in debt

          -    FMC will have contingent exposure to
               substantial asbestos, environmental and
               other liabilities related to the Grace
               chemical business

          In fact, so many recipients may seek to sell FMC stock that there may be a severe shortage of buyers.

          At current dividend rates, if the Grace shareholders receive Baxter stock, the Grace shareholders would receive in excess of $40 million more in dividends in 1997 than the dividends FMC is expected to pay. Furthermore, any FMC dividends will be subject to the German withholding tax on dividends. Baxter on a comparison of the present value of the future dividend streams under the two offers, Baxter's offer could be at least $500 million more in value for the Grace shareholders than the Fresenius proposal.

          Baxter's non-stock component of $2 billion is superior to the offer by Fresenius. After the combination of Baxter and NMC, Grace shareholders will own approximately 15% of Baxter stock. Therefore, Grace shareholders will be getting $1.7 billion in cash value, taking into account the 15% ownership. Fresenius proposes to pay Grace $2.3 billion.
          However, the Grace shareholders will own 44.8% of FMC and therefore only receive 55.2% or $1.3 billion of cash value.

          Baxter's treatment of the OIG liabilities is more favorable to the Grace shareholders (unless the OIG liabilities exceed $160 million), since Grace shareholders will bear 44.8% of those liabilities from the first dollar under the Fresenius transaction.

          Mr. Albert J. Costello
          February 22, 1996
          Page 3




          We also believe that the two-tier governance structure of FMC as a German company is more cumbersome. The company will be subject to German corporate law, including requirements concerning approval of extraordinary transactions and Board representation of labor union members pursuant to German co-determination laws. This could hamper the ability of FMC to act expeditiously and could further drag the value of the ADRs.

          The current structure proposed by Baxter of a spin-off of NMC followed by a merger of NMC and a Baxter subsidiary is superior to the "Morris Trust" transaction contemplated by Grace and Fresenius.
          Under a Morris Trust structure, FMC would have contingent exposure to substantial asbestos, environmental and other liabilities related to the Grace chemical business because of FMC's merger with Grace. Even though the chemical business will be spun out prior to the merger of Grace and Fresenius, any liabilities that reside with Grace will be merged into FMC by operation of law.

          We have made a fair offer for NMC, which is substantially more favorable to the Grace shareholders than the Fresenius proposal. We will not increase our offer. Since Grace management continues to refuse to discuss our proposal and has determined to go forward with the Fresenius transaction, we hereby withdraw our proposal of January 31, 1996.


                                  Sincerely



                                  /s/ Vernon R. Loucks Jr.